EXHIBIT 99.1

Quanex Building Products Corporation Reports Second Quarter 2015 Results; Confirms 2015 Guidance

HOUSTON, June 3, 2015 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX), a leading supplier of window and door components, today released results for the second quarter ended April 30, 2015.

"While inclement weather caused a slow start to the building and construction season and our fiscal second quarter, volumes rebounded nicely and allowed us to deliver solid revenue and earnings results," said Chairman, President and Chief Executive Officer Bill Griffiths. "We are starting to see tangible improvements in our vinyl extrusion business, even though we do not expect to reap the full benefits of the capital investments until the fourth quarter. This, together with continued improvements in our end markets, gives us sufficient confidence to confirm our full year guidance of 5 to 7 percent revenue growth and EBITDA of $57 to $63 million," said Griffiths.

Financial highlights for the second quarter include:

  Q2 2015 net sales increased 5.2% (7.0% excluding currency translation impact) to $142 million vs. $135 million in Q2 2014
  Q2 2015 income from continuing operations of $2.3 million vs. loss of ($2.0) million in Q2 2014
  Q2 2015 diluted EPS from continuing operations of $0.07 vs. loss of ($0.05) in Q2 2014
  Q2 2015 EBITDA of $11.5 million vs. $5.7 million in Q2 2014
  Cash balance of $60.0 million and no borrowings on $150 million revolving credit facility

For the first half of the fiscal year, growth was flat in the Northeast and Midwest as a result of another long winter. Volumes increased in the West and Southeast, but were offset by declines in the South, mainly due to a slowdown in Texas. The company's vinyl extrusion business continued to show improvements in key operating metrics, including lower scrap rates, higher labor efficiency and improved on-time delivery to customers.

The Board of Directors declared a quarterly cash dividend of $0.04 per share on the company's common stock, payable June 30, 2015, to shareholders of record on June 15, 2015.

Additional information related to second quarter 2015 results, including a reconciliation of EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) to its most comparable GAAP measure, can be found in the supplemental schedules accompanying this press release.

Conference Call Information

Quanex will host its conference call today, June 3, 2015 at 11:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.quanex.com in the Investors section.

Forward Looking Statements

Statements that use the words "estimated," "expect," "could," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the investments being made in our vinyl business, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company's industry, and the Company's future growth, including revenue and EBITDA guidance. The statements set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2014, under the sections entitled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," in our other documents filed with the Securities and Exchange Commission from time to time. Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

For additional information, please visit www.quanex.com

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014

Net sales	$ 141,970	$ 135,208	$ 269,863	$ 261,587
Cost of sales	110,812	108,649	216,616	204,838
Selling, general and administrative	19,638	20,393	39,134	42,895
Depreciation and amortization	7,831	8,494	16,039	17,038
Asset impairment charges	--	500	--	505
Operating income (loss)	3,689	(2,828)	(1,926)	(3,689)
Interest expense	(145)	(143)	(286)	(284)
Other, net	(115)	(22)	(266)	74
Income (loss) before income taxes	3,429	(2,993)	(2,478)	(3,899)
Income tax benefit (expense)	(1,135)	963	1,678	658
Income (loss) from continuing operations	2,294	(2,030)	(800)	(3,241)
Income from discontinued operations, net of taxes	--	22,161	23	19,472
Net income (loss)	$ 2,294	$ 20,131	$ (777)	$ 16,231

Earnings (loss) per common share:
From continuing operations	$ 0.07	$ (0.05)	$ (0.02)	$ (0.09)
From discontinued operations	$ --	$ 0.59	$ --	$ 0.53

Diluted earnings (loss) per common share:
From continuing operations	$ 0.07	$ (0.05)	$ (0.02)	$ (0.09)
From discontinued operations	$ --	$ 0.58	$ --	$ 0.52

Weighted average common shares outstanding:
Basic	33,621	37,217	34,362	37,108
Diluted	34,166	37,838	34,362	37,726

Cash dividends per share	$ 0.04	$ 0.04	0.08	0.08

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$ 60,030	$ 120,384
Accounts receivable, net	50,210	55,193
Inventories, net	62,994	57,358
Deferred income taxes	23,684	21,442
Prepaid and other current assets	5,433	6,052
Total current assets	202,351	260,429
Property, plant and equipment, net	111,113	109,487
Deferred income taxes	7,367	1,545
Goodwill	68,788	70,546
Intangible assets, net	65,648	70,150
Other assets	5,620	4,956
Total assets	$ 460,887	$ 517,113

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 36,328	$ 41,488
Accrued liabilities	26,006	32,482
Income taxes payable	--	107
Current maturities of long-term debt	179	199
Total current liabilities	62,513	74,276
Long-term debt	455	586
Deferred pension and postretirement benefits	5,949	4,818
Liability for uncertain tax positions	548	4,626
Other liabilities	11,174	11,887
Total liabilities	80,639	96,193
Stockholders' equity:
Common stock	376	376
Additional paid-in-capital	250,106	249,600
Retained earnings	208,020	202,319
Accumulated other comprehensive loss	(8,210)	(5,708)
Treasury stock at cost	(70,044)	(25,667)
Total stockholders' equity	380,248	420,920
Total liabilities and stockholders' equity	$ 460,887	$ 517,113

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2015	2014
Operating activities:
Net (loss) income	$ (777)	$ 16,231
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	16,039	20,078
Stock-based compensation	2,329	1,944
Deferred income tax (benefit) provision	(2,963)	8,128
Excess tax benefit from share-based compensation	(60)	(639)
Asset impairment charges	--	1,007
Gain on sale of discontinued operations	--	(39,645)
Other, net	(447)	1,427
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease in accounts receivable	4,553	3,964
Increase in inventory	(6,047)	(22,834)
Decrease (increase) in other current assets	601	(583)
(Decrease) increase in accounts payable	(5,799)	10,127
Decrease in accrued liabilities	(5,253)	(6,234)
Decrease in income taxes payable	260	1,667
Increase in deferred pension and postretirement benefits	1,201	297
Decrease in other long-term liabilities	(128)	(3,539)
Other, net	(201)	(2,419)
Cash used for operating activities	3,308	(11,023)
Investing activities:
Proceeds from sale of discontinued operations	--	110,000
Acquisitions, net of cash acquired	--	(5,161)
Capital expenditures	(13,381)	(18,597)
Proceeds from property insurance claim	513	1,400
Proceeds from disposition of capital assets	202	304
Cash used in investing activities	(12,666)	87,946
Financing activities:
Repayments of other long-term debt	(148)	(144)
Common stock dividends paid	(2,803)	(2,989)
Issuance of common stock	4,181	2,882
Excess tax benefit from share-based compensation	60	639
Purchase of treasury stock	(52,719)	--
Other	--	35
Cash used in financing activities	(51,429)	423

Effect of exchange rate changes on cash and cash equivalents	433	(96)

(Decrease) increase in cash and cash equivalents	(60,354)	77,250
Cash and cash equivalents at beginning of period	120,384	49,734
Cash and cash equivalents at end of period	$ 60,030	$ 126,984

NOTE: The cash flow statement presentation includes the sources and uses of cash for the discontinued operations as operating, investing and financing cash flows, as applicable, combined with such cash flows for continuing operations, as permitted by U.S. GAAP.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) is a non-GAAP financial measure that Quanex's management uses to measure its operational performance and assist with financial decision-making. EBITDA is a key metric used by management in determining the value of annual incentive awards for its employees. We believe this non-GAAP measure (included under market conditions outlined in our forward-looking guidance) provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. EBITDA may not be the same as that used by other companies. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
	Quanex	Quanex	Quanex	Quanex
Net income (loss)	$ 2,294	$ 20,131	$ (777)	$ 16,231
Income from discontinued operations, net of taxes	--	(22,161)	(23)	(19,472)
Income tax (benefit) expense	1,135	(963)	(1,678)	(658)
Other, net	115	22	266	(74)
Interest expense	145	143	286	284
Operating income (loss)	3,689	(2,828)	(1,926)	(3,689)
Depreciation and amortization	7,831	8,494	16,039	17,038
EBITDA	$ 11,520	$ 5,666	$ 14,113	$ 13,349

Financial Statistics as of April 30, 2015
Book value per common share:		$11.23
Total debt to capitalization:		0.2%
Return on invested capital:		3.1%
Actual number of common shares outstanding:		33,871,310

QUANEX BUILDING PRODUCTS CORPORATION
PRE-TAX & AFTER TAX PRESENTATION
(In millions, except per share data)
(Unaudited)

	Q2 2015		Q2 2014
Pre-Tax Presentation	$MM		$MM
Operating Income (Loss) from Continuing Operations As Reported	$ 3.7		$ (2.8)
Benefit (Reduction) to Operating Income (Loss):
Asset Impairment Charge	--		0.5
Transaction Related Expenses	0.1		--
Discontinued ERP Expenses	--		0.3
Operating Income (Loss) from Continuing Operations As Adjusted	$ 3.8		$ (2.0)

	Q2 2015	Q2 2015	Q2 2014	Q2 2014
After-Tax Presentation	$MM	EPS	$MM	EPS
Income (Loss) from Continuing Operations As Reported	$ 2.3	$ 0.07	$ (2.0)	$ (0.05)
Benefit to EPS:
Asset Impairment Charge	--	--	0.4	0.01
Transaction Related Expenses	0.1	--	--	--
Discontinued ERP Expenses	--	--	0.2	0.01
Diluted Earnings (Loss) from Continuing Operations As Adjusted	$ 2.4	$ 0.07	$ (1.4)	$ (0.03)
CONTACT: Financial Contact:
         Marty Ketelaar
         713-877-5402

         Media Contact:
         Valerie Calvert
         713-877-5305